Exhibit 4(l)

               FORM OF TEMPORARY GLOBAL FLOATING RATE BEARER NOTE
                   TEMPORARY GLOBAL FLOATING RATE BEARER NOTE

                      GENERAL ELECTRIC CAPITAL CORPORATION

BEARER                                                            BEARER
NO. TGFL                                                          [   ](1)
                                                                  [   ](2)

THIS SECURITY IS A TEMPORARY GLOBAL BEARER NOTE, WITHOUT COUPONS, EXCHANGEABLE FOR AN INTEREST IN A PERMANENT GLOBAL BEARER NOTE, WITHOUT COUPONS, REPRESENTING (AND EXCHANGEABLE FOR) DEFINITIVE BEARER NOTES OR IF SO PROVIDED HEREIN REGISTERED NOTES. IF SO PROVIDED HEREIN, THIS GLOBAL NOTE MAY ALSO BE EXCHANGED DIRECTLY FOR DEFINITIVE BEARER NOTES OR DEFINITIVE REGISTERED NOTES. THE RIGHTS ATTACHING TO THIS NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE ARE AS SPECIFIED IN THE FISCAL AGENCY AGREEMENT (AS DEFINED HEREIN).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR AN INTEREST IN A PERMANENT GLOBAL BEARER NOTE OR FOR DEFINITIVE NOTES, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

--------------------
(1)      Insert Principal Amount.

(2)      Insert Optional Payment Amount if the Note has a dual-currency feature.



                      GENERAL ELECTRIC CAPITAL CORPORATION
                              EURO MEDIUM-TERM NOTE

                                 (FLOATING RATE)

                                     SERIES:

COMMON CODE:                   MINIMUM INTEREST RATE:       INTEREST RESET PERIOD:      INITIAL REDEMPTION DATE:

ISIN:                          INDEX MATURITY:              INTEREST RESET DATES:       INITIAL REDEMPTION
                                                                                        PERCENTAGE:

ORIGINAL ISSUE DATE:           OPTION ELECTION DATES:       APPLICABILITY OF MODIFIED
                                                            PAYMENT UPON ACCELERATION   APPLICABILITY OF ANNUAL
                                                            OR REDEMPTION:              REDEMPTION PERCENTAGE
MATURITY DATE:                 OPTIONAL PAYMENT CURRENCY:                               REDUCTION:

                                                            If yes, state Issue Price   If yes, state Annual
SPECIFIED (FACE AMOUNT)                                     and each redemption date    Percentage Reduction:
CURRENCY:                      DESIGNATED EXCHANGE RATE:    and redemption price:
                                                                                        OPTIONAL REPAYMENT
INTEREST PAYMENT                                            INDEXED CURRENCY:           DATE(S):
DATE(S):                       OPTION VALUE CALCULATION
                               AGENT:

                                                            CURRENCY BASE RATE:         DENOMINATIONS OF
INTEREST RATE BASIS:           SPREAD (PLUS OR MINUS):                                  DEFINITIVE NOTES (if not
                                                                                        as set forth herein):
                                                            DETERMINATION AGENT:
INITIAL INTEREST RATE:         ALTERNATE RATE EVENT
                               SPREAD:                      AVAILABILITY OF             TAX REDEMPTION DATE:
                                                            REGISTERED NOTES:

INITIAL ACCRUAL DATE:
                               SPREAD MULTIPLIER:           IF THIS NOTE IS
                                                            EXCHANGEABLE DIRECTLY FOR
                                                            DEFINITIVE NOTES,
MAXIMUM INTEREST RATE:                                      INDICATE FORM(S) OF
                               INTEREST PAYMENT PERIOD:     DEFINITIVE NOTES:

CALCULATION AGENT:                           IF INTEREST RATE BASIS IS LIBOR:
                                             INDEX CURRENCY:_________________
                                             DESIGNATED LIBOR PAGE:
                                             [ ]  Reuters Page: _____________
                                             [ ]  Telerate Page: ___________

INTEREST CALCULATION:                        DAY COUNT CONVENTION
[  ]  Regular Floating Rate Note             [ ] Actual/360 for the period
[  ]  Floating Rate/Fixed Rate                    from          to
       Fixed Rate Commencement Date:         [ ] Actual/Actual to the period
       Fixed Interest Rate:                       from          to
[  ]  Inverse Floating Rate Note
       Fixed Interest Rate:

ADDENDUM ATTACHED:                           OTHER PROVISIONS:
[  ]  Yes
[  ]  No

         General Electric Capital Corporation (together with its successors and assigns, the "Company"), for value received, hereby promises to pay to each of Euroclear Bank, S.A./N.V., as operator of the Euroclear System (the "Euroclear Operator"), and Clearstream Banking, societe anonyme ("Clearstream, Luxembourg"), or any other recognized or agreed clearing system, with respect to that portion of this Note held for its account, the principal sum (or

                                       2



Face Amount, if the Note has a dual-currency or index feature) specified in Schedule A hereto, on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon at the Interest Rate per annum specified above from the Original Issue Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), in arrears monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any redemption or repayment date).

         Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof has been paid or duly made available for payment, in each case, upon Certification. Upon the payment of interest on this Note, the Fiscal and Paying Agent (as defined below) shall cause Schedule A of this Note to be endorsed to reflect such payment of interest and the amount of interest so paid shall be noted. No payments on this Note will be made at any office or agency maintained by the Company in the United States for the payment of principal of, premium, if any, and interest, if any, on this Note, nor will any such payment be made by mail to an address in the United States or by transfer to an account maintained by the holder of this Note with a bank in the United States. Notwithstanding the foregoing, if this Note is payable in U.S. dollars and if payment in U.S. dollars of the full amount payable on this Note at the offices of all paying agencies outside the United States would be illegal or effectively precluded as a result of exchange controls or similar restrictions, payment on this Note will be made by a paying agency in the United States, if such paying agency, under applicable law and regulations, would be able to make such payment.

         This Note is issued in bearer form and represents a portion of a duly authorized issue of Euro Medium-Term Notes of the Series specified above, issued under a third amended and restated fiscal and paying agency agreement, dated as of May 23, 2003 among the Company, GE Capital Australia Funding Pty. Ltd., General Electric Capital Canada Inc., GE Capital Canada Funding Company, GE Capital European Funding, GE Capital UK Funding and JPMorgan Chase Bank, as fiscal agent and as principal paying agent (in such capacities, the "Fiscal and Paying Agent") (as amended and supplemented from time to time, the "Fiscal Agency Agreement"). The Notes are issuable in bearer form (the "Bearer Notes"), with interest coupons attached (except in the case of Bearer Notes in global form), and (if so provided above) are also issuable in fully registered form, without coupons (the "Registered Notes" and, together with the Bearer Notes, the "Notes"). Unless otherwise specified above, the definitive Bearer Notes, with interest coupons attached, are issuable in the denominations of 1,000 units, 10,000 units or 100,000 units of the Specified Currency indicated on the face hereof and the definitive Registered Notes are issuable in denominations of 100,000 units of the Specified Currency indicated on the face hereof or any integral multiple of 1,000 units of such Specified Currency in excess thereof.

         Except as otherwise provided herein, this Note is governed by the terms and conditions of the Permanent Global Floating Rate Bearer Note (the "Permanent Global Floating Rate Bearer Note") (or if so specified above, the definitive Floating Rate Bearer Notes or definitive Floating Rate Registered Notes) to be issued in exchange for this Note, which terms and conditions are hereby incorporated by reference herein mutatis mutandis and shall be binding on the Company and the holder hereof as if fully set forth herein.

         This Note is exchangeable in whole or from time to time in part for (i) an interest (equal to the principal amount of the Bearer Notes being exchanged theretofore represented by this Note) in a single Permanent Global Floating Rate Bearer Note or (ii) if so specified above, an equal principal amount of definitive Floating Rate Bearer Notes and/or definitive Floating Rate Registered Notes upon request of the Euroclear Operator or Clearstream, Luxembourg, acting on behalf of the owner of a beneficial interest in the Note, to the Fiscal and Paying Agent only on or after the Exchange Date upon Certification to the effect that the Notes to be issued upon such exchange are not being acquired by or on behalf of a United States person or, if a United States person has a beneficial interest in the Notes, that such person is (i) a Qualifying Foreign Branch purchasing for its own account or for resale, (ii) a United States person who acquires the Notes through a Qualifying Foreign Branch and who holds the obligation through such financial institution on the date of Certification, or
(iii) a financial institution who acquires the Notes for purposes of resale during the Restricted Period other than for purposes of resale directly or indirectly to a United States person or to a person within the United States. Upon exchange of any portion of this Note for a Permanent Global Floating Rate Bearer Note (or definitive Floating Rate Bearer Notes and/or definitive Floating Rate Registered Notes), the Fiscal and Paying Agent shall cause Schedule A of this Note to be endorsed to reflect the reduction of its principal amount by an amount equal to

                                       3




the aggregate principal amount being so exchanged. Except as otherwise provided herein, until exchanged for a Permanent Global Floating Rate Bearer Note (or definitive Floating Rate Bearer Notes and/or definitive Floating Rate Registered Notes), this Note shall in all respects be entitled to the same benefits under the Fiscal Agency Agreement as a duly authenticated and delivered definitive Note.

         If this Note is subject to a tax redemption or if all or any portion of the principal hereof is accelerated, each as described in the Fiscal Agency Agreement, payment of the amount due upon any such redemption or acceleration shall be subject to receipt of Certification.

         Unless the certificate of authentication hereon has been executed by the Fiscal and Paying Agent by manual signature, this Note shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.

         As used herein:

         (a) the term "BUSINESS DAY" means, unless otherwise specified in the applicable Pricing Supplement, any day other than a Saturday or Sunday or any other day on which banking institutions are generally authorized or obligated by law or regulation to close in (i) the principal financial center of the country in which the Company is incorporated; (ii) the principal financial center of the country of the currency in which the Notes are denominated; (iii) the place at which payment on such Note or coupon is to be made; and (iv) London, England; provided, however, that with respect to Notes denominated in euro, such day is also TARGET Settlement Date. For purposes of this definition, the principal financial center of the United States is New York;

         (b) the term "CERTIFICATION" means a certificate substantially in the form of Exhibit B-2 hereto delivered by the Euroclear Operator or Clearstream Luxembourg, as the case may be, which certificate is based on a certificate substantially in the form of Exhibit B-1 hereto provided to it by its account holders;

         (c) the term "QUALIFYING FOREIGN BRANCH" means a branch of a United States financial institution, as defined in United States Treasury Regulations Section 1.165-12(c)(1)(iv), located outside the United States that is purchasing for its own account or for resale and that has agreed, as a condition of purchase, to comply with the requirements of Section 165(j)(3)(A),
(B) or (C) of the United States Internal Revenue Code of 1986, as amended and the regulations thereunder;

         (d) the term "RESTRICTED PERIOD" with respect to each issuance means the period which begins on the earlier of the date on which the Company receives the proceeds of the sale of this Note with respect to its issuance or the first date on which this Note is offered to persons other than the Agents, and which ends 40 days after the date on which the Company receives the proceeds of the sale of this Note; provided that if this Note is held as part of an unsold allotment or subscription, any offer or sale of this Note shall be deemed to be during the Restricted Period;

         (e) the term "UNITED STATES" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction;

         (f) the term "UNITED STATES PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership (or any other entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or
(iv) a trust if a court in the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person; and

         (g) all other terms used in this Note which are defined in the Fiscal Agency Agreement and not otherwise defined herein shall have the meanings assigned to them in the Fiscal Agency Agreement.

                                       4




         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

DATED:                         GENERAL ELECTRIC CAPITAL
                                 CORPORATION

[SEAL]                         By:
                               Title: Senior Vice President - Corporate Treasury
                                      and Global Funding Operation

Attest:

By:
Title: Assistant Secretary

CERTIFICATE OF AUTHENTICATION

         This is one of the Notes referred
to in the within-mentioned Fiscal Agency Agreement.

JPMORGAN CHASE BANK,
     as Fiscal and Paying Agent

By:
     Authorized Officer

                                       5




                                                                      SCHEDULE A

                              SCHEDULE OF EXCHANGES

         The Initial Principal Amount of this Note is _______. The following payments of interest and exchanges of a part of this Note for an interest in a single Permanent Global Floating Rate Bearer Note (or if so specified above, for definitive Notes) have been made:

                                                Principal (Face)(3)
                                                Amount Exchanged for       Remaining Principal
                                                  Permanent Global           (Face)(5) Amount         Notation made by or
Date of Exchange or                                Bearer Notes or             Outstanding            on behalf of Fiscal
Interest Payment         Payment of Interest       Definitive Notes       Following Such Exchange       and Paying Agent
------------------       -------------------    -------------------       -----------------------     -------------------
------------------       -------------------    -------------------       -----------------------     -------------------
------------------       -------------------    -------------------       -----------------------     -------------------
------------------       -------------------    -------------------       -----------------------     -------------------
------------------       -------------------    -------------------       -----------------------     -------------------
------------------       -------------------    -------------------       -----------------------     -------------------
------------------       -------------------    -------------------       -----------------------     -------------------
------------------       -------------------    -------------------       -----------------------     -------------------
------------------       -------------------    -------------------       -----------------------     -------------------
------------------       -------------------    -------------------       -----------------------     -------------------
------------------       -------------------    -------------------       -----------------------     -------------------
------------------       -------------------    -------------------       -----------------------     -------------------
------------------       -------------------    -------------------       -----------------------     -------------------
------------------       -------------------    -------------------       -----------------------     -------------------
------------------       -------------------    -------------------       -----------------------     -------------------
------------------       -------------------    -------------------       -----------------------     -------------------
------------------       -------------------    -------------------       -----------------------     -------------------
------------------       -------------------    -------------------       -----------------------     -------------------
------------------       -------------------    -------------------       -----------------------     -------------------
------------------       -------------------    -------------------       -----------------------     -------------------

--------------------
(3) To be used instead of "Principal" if the Note has a dual-currency or index feature.

                                       6




                 [FORM OF CERTIFICATE TO BE GIVEN BY AN ACCOUNT
          HOLDER OF THE EUROCLEAR OPERATOR AND CLEARSTREAM, LUXEMBOURG]

                                                                     EXHIBIT B-1

                                   CERTIFICATE

                      GENERAL ELECTRIC CAPITAL CORPORATION
                             EURO MEDIUM-TERM NOTES

                  REPRESENTED BY TEMPORARY GLOBAL NOTE NO. __.

         This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Notes is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

         As used herein, "United States" means the United States of America (including the States and the District of Columbia) and its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

         We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.




                                                                     EXHIBIT B-1
                                                                          Page 2

         This certification excepts and does not relate to [currency] [amount] of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

         We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:____________,20
[To be dated no earlier than the 10th day before [insert date of Interest Payment Date prior to Exchange Date]
[insert date of redemption or acceleration prior to Exchange Date] [insert Exchange Date]]

                                     [NAME OF ACCOUNT HOLDER]

                                     By:
                                        (Authorized Signatory)

                                     Name:
                                     Title:




                       [FORM OF CERTIFICATE TO BE GIVEN BY
               THE EUROCLEAR OPERATOR AND CLEARSTREAM, LUXEMBOURG]

                                                                     EXHIBIT B-2

                                   CERTIFICATE

                      GENERAL ELECTRIC CAPITAL CORPORATION
                             EURO MEDIUM-TERM NOTES

                 REPRESENTED BY TEMPORARY GLOBAL NOTE NO. ____.

         This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in Exhibit B-1 to the Fiscal and Paying Agency Agreement, as of the date hereof [currency] [amount] in principal amount of the above-captioned Notes (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) ("financial institutions") purchasing for their own account or for resale, or
(b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

         As used herein, "United States" means the United States of America (including the States and the District of Columbia) and its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.




                                                                     EXHIBIT B-2
                                                                          Page 2

         We further certify (i) that we are not making available herewith for exchange any portion of the temporary global Note excepted as set forth herein and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith are no longer true and cannot be relied upon as the date hereof.

         We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:____________,20
[To be dated no earlier than
[insert date of Interest Payment Date prior to Exchange Date]
[insert date of redemption or acceleration prior to Exchange Date] [insert Exchange Date]]

                                    [EUROCLEAR BANK, S.A./N.V.,
                                       as Operator of the Euroclear System]

                                    [CLEARSTREAM BANKING, SOCIETE ANONYME]
                                    [OTHER CLEARANCE SYSTEM]

                                    By: